EXHIBIT (15)



   Securities and Exchange Commission
   450 Fifth Street N.W.
   Washington, DC 10549


        Re: Ecolab Inc. Registration Statements on Form S-8 (Registration Nos. 2-60010; 2-74944; 33-1664;
             33-41828; 2-90702; 33-18202; 33-55986; 33-56101;
             33-26241; 33-34000; 33-56151; 33-39228; 33-56125;
             33-55984; 33-60266; and 33-65364) and Ecolab Inc.
             Registration Statement on Form S-3 (Registration No.
             33-57197)

   We are aware that our report dated April 18, 1995, on our reviews of interim financial information of Ecolab Inc. for the period ended March 31, 1995, and included in the Company's quarterly report on Form 10-Q for the quarter then ended, is incorporated by reference in these registration statements. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



                                      /s/Coopers & Lybrand L.L.P.
                                      COOPERS & LYBRAND L.L.P.


   Saint Paul, Minnesota
   May 9, 1995